Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Diane L. Reynolds

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 495-3923

(Name, address and telephone number of agent for service)

TAL International Group, Inc.

(Issuer with respect to the Securities)

Delaware	20-1796526
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Manhattanville Road
Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

(Title of the Indenture Securities)

Subordinated Debt Securities

FORM T-1

Item 1.                                   GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                        Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)    Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                   AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                      Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                            LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.   A copy of the Articles of Association of the Trustee.*

2.   A copy of the certificate of authority of the Trustee to commence business.**

3.               A copy of the certificate of authority of the Trustee to exercise corporate trust powers.**

4.               A copy of the existing bylaws of the Trustee.**

5.               A copy of each Indenture referred to in Item 4.  Not applicable.

6.               The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.               Report of Condition of the Trustee as of June 30, 2010 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on November 5, 2010.

By:	/s/ D. L. Reynolds
Diane L. Reynolds
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: November 5, 2010

By:	/s/ D. L. Reynolds
Diane L. Reynolds
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

Exhibit 7

As of 6/30/2010

U.S. Bank National Association		FFIEC 031
Legal Title of Bank		Page RC-1
14
Cincinnati
City
OH	45202
State	Zip Code

FDIC Certificate Number:   06548

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2010

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD	Tril | Bil | Mil | Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a.Noninterest-bearing balances and currency and coin (1)			0081	4,543,989	1.a
b.Interest-bearing balances (2)			0071	477,520	1.b
2. Securities:
a.Held-to-maturity securities (from Schedule RC-B, column A)			1754	590,001	2.a
b.Available-for-sale securities (from Schedule RC-B, column D)			1773	46,161,441	2.b
3. Federal funds sold and securities purchased under agreements to resell:

			RCON
a. Federal funds sold in domestic offices			B987	4,344,927	3.a

			RCFD
b. Securities purchased under agreements to resell (3)			B989		3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	4,912,045	4.a
b. Loans and leases, net of unearned income	B528	182,407,235			4.b
c. LESS: Allowance for loan and lease losses	3123	5,082,118			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	177,325,117	4.d
5. Trading assets (from Schedule RC-D)			3545	1,415,269	5
6. Premises and fixed assets (including capitalized leases)			2145	2,231,636	6
7. Other real estate owned (from Schedule RC-M)			2150	1,729,810	7
8. Investments in unconsolidated subsidiaries and associated companies			2130	63,797	8
9. Direct and indirect investments in real estate ventures			3656	0	9
10. Intangible assets:
a.Goodwill			3163	8,990,069	10.a
b.Other intangible assets (from Schedule RC-M)			0426	4,016,244	10.b
11. Other assets (from Schedule RC-F)			2160	21,662,778	11
12. Total assets (sum of items 1 through 11)			2170	278,464,643	12

(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

U.S. Bank National Association	FFIEC 031
Legal Title of Bank	Page RC-2
FDIC Certificate Number: 06548	15

Schedule RC—Continued

Dollar Amounts in Thousands					RCON	Tril | Bil | Mil | Thou
LIABILITIES
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	169,153,019	13.a
		(1) Noninterest-bearing (1)	6631	42,160,505			13.a.1
		(2) Interest-bearing	6636	126,992,514			13.a.2

					RCFN
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs
		(from Schedule RC-E, part II)			2200	21,880,326	13.b
		(1) Noninterest-bearing	6631	0			13.b.1
		(2) Interest-bearing	6636	21,880,326			13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:

					RCON
	a.	Federal funds purchased in domestic offices (2)			B993	2,399,708	14.a

					RCFD
	b.	Securities sold under agreements to repurchase (3)			B995	8,679,973	14.b
15.	Trading liabilities (from Schedule RC-D)				3548	437,280	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				3190	32,340,366	16
17.	and 18. Not applicable
19.	Subordinated notes and debentures (4)				3200	8,129,967	19
20.	Other liabilities (from Schedule RC-G)				2930	7,450,842	20
21.	Total liabilities (sum of items 13 through 20)				2948	250,471,481	21
22.	Not applicable
EQUITY CAPITAL
	Bank Equity Capital
23.	Perpetual preferred stock and related surplus				3838	0	23
24.	Common stock				3230	18,200	24
25.	Surplus (excludes all surplus related to preferred stock)				3839	12,636,872	25
26.	a.	Retained earnings			3632	14,476,070	26.a
	b.	Accumulated other comprehensive income (5)			B530	(842,534)	26.b
	c.	Other equity capital components (6)			A130	0	26.c
27.	a.	Total bank equity capital (sum of items 23 through 26.c)			3210	26,288,608	27.a
	b.	Noncontrolling (minority) interests in consolidated subsidiaries			3000	1,704,554	27.b
28.	Total equity capital (sum of items 27.a and 27.b)				G105	27,993,162	28
29.	Total liabilities and equity capital (sum of items 21 and 28)				3300	278,464,643	29

Memoranda

		RCFD	Number
To be reported with the March Report of Condition.
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2009	6724	N/A	M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm.

4 = Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank’s financial statements by external auditors

7 = Compilation of the bank’s financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

	RCON	MM / DD
To be reported with the March Report of Condition.
2. Bank’s fiscal year-end date	8678	N/A	M.2

(1)          Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)          Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

(3)          Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)          Includes limited-life preferred stock and related surplus.

(5)          Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)          Includes treasury stock and unearned Employee Stock Ownership Plan shares.